UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/14/2006

CV THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21643

Delaware	43-1570294
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3172 Porter Drive, Palo Alto, CA 94304
(Address of principal executive offices, including zip code)

650-384-8500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

On November 14, 2006, Daniel K. Spielgelman, Senior Vice President and Chief Financial Officer of CV Therapeutics, Inc. ("CV Therapeutics"), entered into a written trading plan with E*TRADE Securities, LLC in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Trading under Mr. Spiegelman's plan will begin as early as December 12, 2006 and end on May 1, 2007, unless terminated earlier, and authorizes the sale of up to 10,000 shares of common stock of CV Therapeutics. Reports of the details of actual sales under the plan will be filed by Mr. Spiegelman in accordance with the Securities and Exchange Commission's regulations. The shares subject to the trading plan do not represent all of Mr. Spiegelman's holdings in CV Therapeutics' securities. During the term of the trading plan, Mr. Spiegelman may from time-to-time buy or sell CV Therapeutics' securities outside of the plan.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CV THERAPEUTICS, INC.

Date: November 17, 2006	By:	/s/ Daniel K. Spiegelman
Daniel K. Spiegelman
Senior Vice President and Chief Financial Officer